Exhibit 5.19

November 22, 2011

ATTORNEYS AT LAW

VEREX PLAZA

150 EAST GILMAN STREET

MADISON, WI 53703-1481

POST OFFICE BOX 1497

MADISON, WI 53701-1497

608.257.5035 TEL

608.258.4258 FAX

foley.com

WRITER’S DIRECT LINE

608.258.4765

aprestigiacomo@foley.com EMAIL

CLIENT/MATTER NUMBER

037465-0108

Burlington Coat Factory

Warehouse Corporation

1830 Route 130 North

Burlington, New Jersey 08016

Re:	Burlington Coat Factory Warehouse Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Burlington Coat Factory of Wisconsin, LLC, a Wisconsin limited liability company (“Wisconsin Guarantor”), and each of Burlington Coat Factory of Michigan, LLC, a Michigan limited liability company, Burlington Coat Factory Warehouse of Detroit, Inc., a Michigan corporation, Burlington Coat Factory Warehouse of Grand Rapids, Inc., a Michigan corporation, and Burlington Coat Factory Warehouse of Redford, Inc., a Michigan corporation (collectively, the “Michigan Guarantor” and together with the Wisconsin Guarantor, the “Guarantors”). This opinion letter is being delivered in connection with the proposed registration by Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Issuer”) of $450,000,000 in aggregate principal amount of the Issuer’s 10% Senior Notes due 2019 (the “Exchange Notes”), to be guaranteed (the “Guarantees”) by the Guarantors and certain other guarantor parties, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about July 15, 2011. Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Exchange Notes are to be issued pursuant to the Indenture dated as of February 24, 2011 (the “Indenture”) by and among the Issuer, the Guarantors, certain other guarantor parties and Wilmington Trust FSB, as trustee (the “Trustee”). The Exchange Notes are to be issued in exchange for and in replacement of the Issuer’s 10% Senior Notes due 2019 issued on February 24, 2011 (the “Old Notes”), of which $450,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of incorporation, bylaws and operating agreements of the Guarantors, (ii) resolutions of the Guarantors with

Burlington Coat Factory

Warehouse Corporation

November 22, 2011

respect to the issuance of the Guarantees, (iii) the Indenture, (iv) the Registration Statement, (v) the Registration Rights Agreement, dated as February 24, 2011, by and among the Issuer, the Guarantors, certain other guarantor parties and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporation and Wells Fargo Securities, LLC. (the “Registration Rights Agreement”) and (vi) forms of the Exchange Notes and the Guarantees.

In rendering this opinion, we have, with your permission, and without investigation, verification or inquiry, (i) relied as to all factual matters on the representations, warranties and certifications of the parties set forth in the Indenture and (ii) assumed that:

(a)	Each of the parties other than the Guarantors has the necessary right, power and authority to execute and deliver, and perform its obligations under, the Indenture and the other documents executed in connection therewith (including the Guarantees); the transactions therein contemplated have been duly authorized by all parties thereto other than the Guarantors; and the Indenture and the other documents executed in connection therewith constitute the legal, valid and binding obligations of all parties thereto other than the Guarantors;

(b)	The Indenture and the other documents executed in connection therewith have been duly executed, delivered, and accepted by all parties thereto;

(c)	There is no oral or written agreement, understanding, course of dealing or usage of trade that affects the rights and obligations of the parties set forth in the Indenture and the other documents executed in connection therewith or that would have an effect on the opinions expressed herein; there are no judgments, decrees or orders that impair or limit the ability of the Guarantors to enter into, execute and deliver, and perform, observe and be bound by the Indenture and the other documents executed in connection therewith (including the Guarantees) and the transactions contemplated therein (however we have no knowledge of any such judgments, decrees or orders); all material terms and conditions of the relevant transactions among the parties are correctly and completely reflected in the Indenture and the other documents executed in connection therewith (including the Guarantees); and there has been no waiver of any of the provisions of the documents by conduct of the parties or otherwise;

(d)	All natural persons who are signatories to the documents reviewed by us were legally competent at the time of execution; all signatures on behalf of

Burlington Coat Factory

Warehouse Corporation

November 22, 2011

parties on the documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete, each such document that is original is authentic and each such document that is a copy conforms to an authentic original; and the documents executed and delivered by the parties are in substantially the same form as the forms of those documents that we have reviewed in rendering this opinion; and

(e)	The execution and delivery of the Indenture and the other documents (including the Guarantees) and the performance by the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any of the Guarantors is bound, except those agreements and instruments that have been identified by the Guarantors as being material to them and that have been filed as exhibits to the Registration Statement.

Based upon the foregoing, but subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto, the Guarantees will be validly issued and binding obligations of the Guarantors.

The foregoing opinion is subject to the following additional assumptions and qualifications:

A. Except for articles of incorporation, bylaws, operating agreements and resolutions of the Wisconsin Guarantor and the Michigan Guarantor, we have not examined the records of the Wisconsin Guarantor, the Michigan Guarantor, any other guarantor, the Issuer, the Trustee, any lender or noteholder, or any court or any public, quasi-public, private, or other office in any jurisdiction, and our opinions are subject to matters that an examination of such records would reveal.

B. We have made no examination of, and express no opinion as to, whether or not the Wisconsin Guarantor or the Michigan Guarantor is in compliance with any representations or warranties, affirmative or negative covenants, or other obligations contained in the Guarantees, the Indenture or any agreement, instrument or document executed in connection therewith.

Burlington Coat Factory

Warehouse Corporation

November 22, 2011

C. We express no opinion herein as to (i) compliance by the Wisconsin Guarantor or the Michigan Guarantor with federal or state laws, statutes, and regulations generally applicable to the conduct of its business or (ii) the effect on the opinion expressed herein of the compliance or non-compliance by either the Wisconsin Guarantor or the Michigan Guarantor of any state, federal or other laws or regulations applicable to it , or (iii) foreign or state securities or blue sky laws or regulations.

The opinion expressed herein is limited to the laws of the State of Wisconsin and the State of Michigan in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction (including, without limitation, the federal laws of the United States of America). The opinion is given as of the date hereof, it is intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation to update or supplement the opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date hereof that would alter the opinion rendered herein.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any purpose. This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. Except as expressly set forth herein, this opinion is being provided to you solely in connection with the issuance of the Guarantees by the Wisconsin Guarantor and the Michigan Guarantor. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority, without our prior written consent. Notwithstanding the foregoing, Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof. We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.19 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Foley & Lardner LLP